UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR SECTION 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 24, 2012

Teledyne Technologies Incorporated

(Exact name of registrant as specified in its charter)

Delaware	1-15295	25-1843385
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1049 Camino Dos Rios Thousand Oaks, California		91360
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (805) 373-4545

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) John T. Kuelbs, Teledyne’s Executive Vice President, General Counsel and Secretary, will be retiring from that position with Teledyne effective September 1, 2012. Melanie S. Cibik, currently Teledyne’s Vice President, Associate General Counsel and Assistant Secretary, will become Senior Vice President, General Counsel and Secretary of Teledyne effective September 1, 2012. George C. Bobb, III, currently Teledyne’s Associate General Counsel and General Counsel of the Engineered Systems and Digital Imaging segments, will become Vice President – Contracts, Chief Compliance Officer and Deputy General Counsel – Litigation of Teledyne effective September 1, 2012.

(d) On July 24, 2012, Teledyne’s Board of Directors, in accordance with Teledyne’s Amended and Restated By-laws and following the recommendation of the Nominating and Governance Committee, increased the number of directors to ten, and appointed Ruth E. Bruch as a Class III Director effective August 1, 2012, for a term expiring at the 2014 Annual Meeting of Stockholders. Ms. Bruch will serve on both the Audit Committee and the Personnel and Compensation Committee of Teledyne’s Board.

Ms. Bruch served as Senior Vice President and Chief Information Officer of Kellogg Company, a food manufacturer, from February 2006 until her retirement in February 2009. Prior to joining Kellogg, Ms. Bruch served as Senior Vice President and Chief Information Officer of Lucent Technologies, Inc., a global supplier of communications networking equipment. Prior to Lucent Technologies, Ms. Bruch served as Vice President and Chief Information Officer of Visteon Corporation, a supplier to the automotive industry. Since 2007, Ms. Bruch has served as a director of The Bank of New York Mellon Corporation and served as a director of Mellon Financial Corporation from 2003 to 2007.

Teledyne’s Board and Nominating and Governance Committee have determined that Ms. Bruch is an “independent” member of our Board and meets the requirements of the New York Stock Exchange and the Securities and Exchange Commission to be a member of our Audit Committee.

As a director, Ms. Bruch will be entitled to receive an annual retainer fee, currently $80,000. For 2012, this retainer fee will be prorated for the amount of days remaining in year. Ms. Bruch will also be paid $1,500 for each Board and Committee meeting attended. Pursuant to administrative rules adopted under the Amended and Restated 2008 Incentive Award Plan, in lieu of cash annual retainer fees and cash Board and Committee meeting fees, Ms Bruch may elect to receive shares of our common stock and/or stock options or to defer compensation under the Teledyne Technologies Incorporated Executive Deferred Compensation Plan (including a phantom share fund); provided, however, that at least 25% of the annual retainer fee must be paid in the form of our common stock and/or options to acquire our common stock. It also provides for automatic stock option grants for 4,000 shares of our common stock at the end of each Annual Meeting of Stockholders. A non-employee director like Ms. Bruch that is first elected other than at an annual meeting will receive an automatic option grant for 2,000 shares of our common stock.

A press release dated July 27, 2012 announcing Ms. Bruch’s appointment as a new member of Teledyne’s Board of Directors is included as Exhibit 99.1 to this report.

(e) On July 24, 2012, the Personnel and Compensation Committee of the Board of Directors of Teledyne approved new annual base salaries for the following Teledyne’s named executive officers set forth below, effective September 9, 2012.

Name	Position	Base Salary
Robert Mehrabian	Chairman, President and Chief Executive Officer	$910,000
Dale A. Schnittjer	Senior Vice President and Chief Financial Officer	$416,625
Aldo Pichelli	President and Chief Operating Officer, Instrumentation and Aerospace and Defense Electronics Segments	$407,000
Rex D. Geveden	President, Engineered Systems Segment and Teledyne Scientific & Imaging, LLC	$371,000

In setting such base salaries, the Personnel and Compensation Committee considered general industry and industry peer compensation information provided by independent compensation consultants, executive performance and other factors.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit 99.1	Press Release announcing Ms. Bruch’s appointment as a new member of Teledyne’s Board of Directors dated July 27, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELEDYNE TECHNOLOGIES INCORPORATED

By:	/s/ Dale A Schnittjer
Dale A. Schnittjer
Senior Vice President and Chief Financial Officer

Dated: July 27, 2012

EXHIBIT INDEX

Description

Exhibit 99.1	Press Release announcing Ms. Bruch’s appointment as a new member of Teledyne’s Board of Directors dated July 27, 2012.